Exhibit 10.31

                    The Reader's Digest Association, Inc.
                           FlexNet Program Summary

Under the FlexNet Program, Reader's Digest funds a dollar-value account for participants (including executive officers) at the beginning of each calendar year. Funding of the account ranges from $12,500 to $33,500 (or such other amounts as may be determined by Reader's Digest's Compensation and Nominating Committee), and is based on each participant's position and level of responsibility. Participants may request reimbursement from the account for eligible expenses incurred during the calendar year (plus an estimated tax gross-up). "Eligible expenses" include: financial fitness expenses (including costs of financial planning and legal services); personal fitness expenses (including physical examination costs, sports participation fees, weight/nutrition/smoking cessation counseling, etc.); family life expenses (including country club and health club, etc.); and education expenses (including non-company-reimbursable executive training and development expenses and home computer costs, etc.).